     As filed with the Securities and Exchange Commission on July 29, 1997
                                                    Registration No. 333-_____
 ------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                               ----------------
                              YURIE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                          52-1778987
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            8301 Professional Place
                           Landover, MD  20785-2237
         (Address of principal executive offices, including zip code)

                   YURIE SYSTEMS, INC. AMENDED AND RESTATED
                     1996 NON STATUTORY STOCK OPTION PLAN

                           (Full title of the plans)

                               John J. McDonnell
                         General Counsel and Secretary
                              YURIE SYSTEMS, INC.
                            8301 Professional Place
                           Landover, MD  20785-2237
                                (301) 352-4600
                     (Name, address and telephone number,
                  including area code, of agent for service)
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                        Amount of             Proposed   Proposed
Title of Securities   Additional Securities    Maximum    Maximum
  to be Registered     to be Registered       Offering   Aggregate    Amount of
                                             per Share    Price    Registration Fee
-----------------------------------------------------------------------------------
Common Stock            2,000,000             * (1)       * (1)    $10,076.00(1)
($.01 par value)        shares
===================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee is based upon a price of $16.625 per share, the average of the high and low sales price for the Registrant's Common Stock reported on the Nasdaq National Market System for the Common Stock on July 25, 1997.
================================================================================

                               EXPLANATORY NOTE


Registration of Additional Securities

    On February 18, 1997, Yurie Systems, Inc. (the "Company"), filed a Registration Statement (File No. 333-15759) on Form S-8 covering 5,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon exercise of stock options granted under the Yurie System Inc. 1996 Non-Statutory Stock Option Plan (the "Plan").

    On May 14, 1997, the Company's Board of Directors approved a resolution amending and restating the Plan (the "Amended Plan") to increase the number of shares of Common Stock issuable upon conversion of the stock options which may be granted under the Plan from 5,000,000 to 7,000,000 and to revise the Plan in light of the Company's experience with its terms. The remaining terms of the Amended Plan are substantially the same as the terms of the Plan. On June 26, 1997 the Company's shareholders approved the Amended Plan. Therefore, the total number of shares of Common Stock currently registered for issuance pursuant to the Plan is 7,000,000 and this Registration Statement covers the additional 2,000,000 shares of Common Stock to be registered hereunder.

    The contents of Registration Statement No. 333-15759 are hereby incorporated by reference.


Item 8.  Exhibits

Exhibit No.      Description of Exhibit

4.1              Yurie Systems, Inc. Amended and Restated 1996
                 NonStatutory Stock Option Plan.

5.1              Opinion of Fried, Frank, Harris, Shriver &
                 Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement.

23.1             Consent of Deloitte & Touche L.L.P.

23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

24.1.a           Power of Attorney by Kenneth D. Brody

24.1.b           Power of Attorney by William J. Perry

24.1.c           Power of Attorney by Herbert Rabin

24.1.d           Power of Attorney by R. James Woolsey

                                     II-2


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landover, State of Maryland, on July 29, 1997.



                              YURIE SYSTEMS, INC.



                              By: /s/Jeong H. Kim
                                  -----------------------------
                                  Jeong H. Kim
                                  Chairman of the Board and
                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                       Title                              Date
---------                       -----                              ----

/s/Jeong H. Kim               Chairman of the Board           July 29, 1997
---------------                and Chief Executive Officer
Jeong H. Kim                   (Principal Executive
                               Officer)

/s/Kwok L. Li                 Vice Chairman of the Board      July 29, 1997
-------------                  and Chief Technology Officer
Kwok L. Li


/s/Harry J. Carr              President and Chief             July 29, 1997
----------------               Operating Officer, Director
Harry J. Carr

Signature                   Title                          Date
---------                   -----                          ----

/s/Barton Y. Shigemura      Senior Vice President,      July 29, 1997
----------------------       Sales and Marketing,
Barton Y. Shigemura          Director




/s/Harry J. D'Andrea        Chief Financial Officer     July 29, 1997
--------------------         and Treasurer (Principal
Harry J. D'Andrea            Financial and Accounting
                             Officer)


        *                   Director                    July 29, 1997
--------------------
Kenneth D. Brody


        *                   Director                    July 29, 1997
--------------------
William J. Perry


        *                   Director                    July 29, 1997
-------------------
Herbert Rabin


        *                   Director                    July 29, 1997
-------------------
R. James Woolsey


*By: /s/Jeong H. Kim
     ----------------
     Jeong H. Kim
     Attorney-in-Fact

                                 EXHIBIT INDEX

                                                           Page No. in
                                                          Sequentially
        Exhibit No.          Description of Exhibit       Numbered Copy
        -----------          ----------------------       -------------

4.1                          Yurie Systems, Inc. Amended
                             and Restated 1996 NonStatutory
                             Stock Option Plan.


5.1                          Opinion of Fried, Frank, Harris,
                             Shriver & Jacobson as to the
                             validity of the shares of Common
                             Stock covered by the Registration Statement.

23.1                         Consent of Deloitte & Touche L.L.P.

23.2                         Consent of Fried, Frank, Harris,
                             Shriver & Jacobson
                             (included in Exhibit 5.1).

24.1.a                       Power of Attorney by Kenneth D. Brody

24.1.b                       Power of Attorney by William J. Perry

24.1.c                       Power of Attorney by Herbert Rabin

24.1.d                       Power of Attorney by R. James Woolsey



                                      E-1